Dominick Davi, CPA

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Certified Public Accountant

22 West 83rd Street, #A, New York, NY 10024
212-799-7214  Fax:

                                                                 March 28, 2003

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

I have read Item 4(a) included int he Form 8-K dated March 28, 2003 of Wisedriver.com, Inc. filed with the Securities and Exchnage Commission and are in agreement with the statements contained therein.

                                             Very truly yours,

                                             /s/  Dominick Davi
                                             DOMINICK DAVI, CPA